PROXY

Exhibit 99.1

N2H2, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS—OCTOBER 13, 2003

(This Proxy Is Solicited by the Board of Directors of N2H2, Inc.)

The undersigned shareholder of N2H2, Inc. (“N2H2”) hereby appoints Howard Philip Welt and J. Paul Quinn, and each of them, with full power of substitution, proxies to vote the shares of stock that the undersigned could vote if personally present at the Special Meeting of Shareholders of N2H2 to be held at 1:00 p.m., local time, on Monday, October 13, 2003, at the Union Bank of California Building, 900 Fourth Avenue, Fifth Floor, Seattle, Washington.

IF NOT OTHERWISE MARKED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSAL 1.

Receipt of the proxy statement/prospectus dated August 28, 2003 is hereby acknowledged.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Ù  FOLD AND DETACH HERE  Ù

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends that shareholders vote “FOR” the proposal.

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 28, 2003, BY AND AMONG N2H2, SECURE COMPUTING CORPORATION (“SECURE COMPUTING”) AND NITRO ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF SECURE COMPUTING, PURSUANT TO WHICH NITRO ACQUISITION CORP. WILL MERGE WITH AND INTO N2H2. IN THE MERGER, N2H2 SHAREHOLDERS WILL RECEIVE 0.0841 OF A SHARE OF COMMON STOCK OF SECURE COMPUTING FOR EACH SHARE OF N2H2 COMMON STOCK THAT THEY HOLD (OTHER THAN THOSE SHARES FOR WHICH SHAREHOLDERS HAVE VALIDLY PERFECTED DISSENTERS’ RIGHTS), AND N2H2 WILL BECOME A WHOLLY OWNED SUBSIDIARY OF SECURE COMPUTING.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Dated: , 2003
Name(s) of Shareholder

Signature(s) of Shareholders

Please date and sign this proxy exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Ù  FOLD AND DETACH HERE  Ù